Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

iOThree Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary shares, $0.00625 par value per share	(1)	Other	6,412,500	$0.4726	$3,030,547.50	0.0001531	$463.98

Total Offering Amounts:							$3,030,547.50		463.98
Total Fees Previously Paid:
Total Fee Offsets:									463.98
Net Fee Due:									$0.00

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional ordinary shares of the Registrant that become issuable under the Registrant’s 2025 Equity Incentive Plan (the “2025 Plan”) in respect of the securities identified in the above table by reason of any share dividend, share split, recapitalization, or other similar transaction effected without the Registrant’s receipt of consideration that increases the number of the outstanding ordinary shares of the Registrant. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

Pursuant to Rules 457(c) and (h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated for the purpose of calculating the amount of the registration fee and are based on the average of the high and low sales price of the Registrant’s ordinary shares as reported on the NASDAQ Stock Market on July 30, 2025.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	iOThree Limited	(1)	F-1	333-276674	01/24/2024		$463.98	Other	Ordinary Shares	505,092	$3,030,552.00	$463.98
Fee Offset Sources	iOThree Limited	(2)	F-1	333-276674		01/24/2024	463.98	Other	Ordinary Shares	505,092	3,030,552.00	463.98

__________________________________________
Offset Note(s)

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $463.98 of the fee associated with this registration statement from the fee previously paid by the Registrant associated with the unsold ordinary shares registered under the registration statement on Form F-1, as amended by post-effective amendments (File No. 333-276674) that went effective on March 31, 2025 (the “Prior Registration Statement”). The Registrant (a) initially filed the Prior Registration Statement on January 24, 2024 with a fee payment of $7,282.96 and relies on Rule 457(p) to claim an offset of $463.98, to the $463.98 filing fee due for this registration statement. The Registrant has completed the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement, and such unsold securities are immediately deemed deregistered upon the filing of this registration statement.
(2)	Pursuant to Rule 457(p) under the Securities Act, the registrant is offsetting $463.98 of the fee associated with this registration statement from the fee previously paid by the Registrant associated with the unsold ordinary shares registered under the registration statement on Form F-1, as amended by post-effective amendments (File No. 333-276674) that went effective on March 31, 2025 (the “Prior Registration Statement”). The Registrant (a) initially filed the Prior Registration Statement on January 24, 2024 with a fee payment of $7,282.96 and relies on Rule 457(p) to claim an offset of $463.98, to the $463.98 filing fee due for this registration statement. The Registrant has completed the offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement, and such unsold securities are immediately deemed deregistered upon the filing of this registration statement.